Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS THIRD QUARTER EARNINGS

GLADSTONE, N.J.—(BUSINESS WIRE)—November 3, 2008 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) reported net income of $3.5 million for the third quarter of 2008, an increase of $868 thousand or 32.8 percent over the third quarter of 2007.  Diluted earnings per share for the third quarters of 2008 and 2007 were $0.42 and $0.32, respectively.  The annualized return on average assets was 1.04 percent for the third quarter of 2008 as compared to 0.81 percent for the third quarter of 2007.  The annualized return on average equity was 13.46 percent for the third quarter of 2008 and 9.91 percent for the third quarter 2007.
Frank A. Kissel, Chairman and CEO, stated, “We are especially pleased with these results during these very difficult economic times.  While the financial markets may remain volatile for a period of time, we feel that Peapack-Gladstone Bank is stable and well positioned to rise above the uncertainty of the current economy.  We have been monitoring the economic situation closely and proactively and will continue our efforts to maintain capital ratios, credit quality and shareholder value.”
The FDIC has expanded its deposit insurance without additional cost to cover, without limitation, all of the Bank’s noninterest-bearing accounts until November 13, 2008.  After this date, the Bank plans to continue its participation in this coverage when it becomes voluntary and fee-based until the program’s expiration on December 31, 2009.
Mr. Kissel continued, “The Corporation experienced several positive developments during the third quarter including:
•
The capital ratios for the Corporation all exceeded the levels required to be categorized as “well capitalized.”  The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at September 30, 2008 were 8.76 percent, 12.41 percent and 13.36 percent, respectively.

•	Total loans grew by $93.0 million or 9.9 percent at September 30, 2008 compared to September 30, 2007, primarily due to growth in the commercial portfolios.
•
Net interest margin was 3.92 percent in the third quarter of 2008, an increase of 100 basis points as compared to the same quarter of 2007 and an increase of 29 basis points as compared to the second quarter of 2008.

•	Non-performing assets totaled $5.0 million at September 30, 2008, a decline of $598 thousand, or 10.7 percent from $5.6 million at September 30, 2007.
•	We opened our 23rd branch on Stelton Road in Piscataway, New Jersey in September.”

EARNINGS
Net Interest Income

Net interest income, on a fully tax-equivalent basis,  was $12.4 million in the third quarter of 2008, an increase of $3.3 million or 36.4 percent from the third quarter last year and an increase of $706 thousand or 6.0 percent over the second quarter of 2008.  On a fully tax-equivalent basis, the net interest margin was 3.92 percent and 2.92 percent for the third quarters of 2008 and 2007, respectively, and 3.63 percent for the second quarter of 2008.
The yield on earning assets was 5.73 percent and 5.92 percent for the third quarters of 2008 and 2007, respectively, a decline of 19 basis points as several asset categories repriced lower with the lowering of the Federal Funds rate.  In the third quarter of 2008, the cost of interest-bearing liabilities declined 150 basis points to 2.21 percent from 3.71 percent in the same quarter of 2007.  The cost of interest-bearing liabilities also declined 17 basis points from 2.38 percent in the second quarter of 2008.
Loans
For the third quarter of 2008, loans averaged $1.02 billion, an increase of $102.2 million or 11.1 percent over the third quarter of 2007.  The average commercial mortgage portfolio grew $67.8 million or 35.2 percent and the average commercial loan portfolio grew $23.4 million or 19.5 percent.  During the past year, the Corporation has been gradually changing the total loan mix toward higher yielding commercial loans, while maintaining its conservative underwriting requirements.  Yields on loans declined by 33 basis points to 5.85 percent for the third quarter of 2008 when compared to the same period of 2007 due to competitive pressure and lower market rates experienced in the third quarter of 2008.
Investments
For the third quarter of 2008, average investments were $246.4 million, a decline of $72.3 million, or 22.7 percent, when compared to the same quarter of 2007.  Yields on investments increased 11 basis points to 5.32 percent over the same period.  In 2007 and for the first nine months of 2008, the Corporation followed a strategy of investing the proceeds of maturing and sold securities into higher yielding loans.
Trust Preferred Pooled Securities
The Corporation’s investment portfolio includes trust preferred pooled securities which consist of 46 issues.  The trust preferred pooled instruments consist of securities issued primarily by banks and insurance companies. Three of the issues held by the Corporation are senior tranches and the remainder are mezzanine tranches.  The senior and mezzanine tranches generally are protected from defaults by over-collateralization and cash flow default protection provided by subordinated tranches, with senior tranches having the greatest protection and mezzanine tranches subordinated to the senior tranches.  No single issuer comprised more than five percent of the total principal of any one pool.
Due to the challenging environment for most banks in the United States, there has been an increase in payment deferrals and defaults by issuers within these securities.  In addition, the Corporation feels the market for these securities has been negatively and severely affected by the ongoing credit crisis, a lack of institutional buying activity leading to market illiquidity and forced sales by institutions in distressed situations.  As a result of the increase in payment deferrals and defaults by the underlying issuers, and what the Corporation feels are non-functioning markets, the fair value of the securities, or the value the Corporation could realize if it were forced to sell the securities into the market now, has declined materially.  The original cost of these securities was $67.1 million, and as of September 30, 2008, the estimated fair value of these securities was $19.0 million.
At September 30, 2008, 38 of these securities maintained an investment grade rating of A3 or better, 6 of Baa or better, and two issues with an original cost of $2.5 million were rated Ba1.  In addition, the rating agencies have placed a number of these securities on credit watch while they evaluate the current rating for possible downgrade.

The Corporation has the intent and ability to hold these securities to maturity.  Consequently, as of July 1, 2008, Management changed the accounting treatment for the portfolio from “available for sale” to “held to maturity.”  As of that date, the book value of the trust preferred securities was written down on the balance sheet from the original cost of $67.1 million to the fair value as of June 30, 2008 of $48.4 million with the decline, net of tax, of $11.2 million recorded as a component in accumulated other comprehensive income to be amortized into income over the remaining lives of the securities.
These securities are accounted for under the scope of EITF-99-20.  Based on management’s review including cash flow analyses of each security, Management currently expects all to return 100% of their principal and interest.  Accordingly, the corporation has not recorded a charge for other-than-temporary impairment at this time.  The Corporation will continue to evaluate these securities for possible impairment in future periods.
Deposits
Average deposits increased by $17.2 million, or 1.5 percent, to $1.18 billion for the third quarter of 2009 as compared to the third quarter of 2007.  Average rates paid on interest-bearing deposits declined 154 basis points to 2.15 percent as compared to 3.69 percent for the same quarter of 2007.  Average non-interest bearing demand deposits increased $9.6 million or 5.2 percent as compared to the third quarter in 2007 to $193.1 million in the third quarter of 2008.  Average money markets totaled $397.8 million in the third quarter of 2008, rising $13.8 million or 3.6 percent from the same quarter in 2007.  Average certificates of deposit declined $24.1 million or 6.1 percent due to competitive pressure on rates and the maturity of certificates offered at a special rate for the grand opening of the Summit Branch.  Costs on money market products averaged 1.91 percent, while certificates of deposit costs averaged 3.21 percent for the third quarter of 2008. The cost of funds for the third quarter of 2008 was 1.87 percent.  The Federal Reserve Board reduced the fed funds target rate 275 basis points during 2008 from 4.25 percent to 1.50 percent, which has contributed to the decline in the overall cost of funds.
Borrowings
In the third quarter of 2008, average borrowings increased by $22.5 million to $58.1 million from $35.6 million in the same quarter of 2007 and were used to supplement funding for loans.  Overnight rates have declined 299 basis points since the third quarter of 2007; however, interest expense on borrowings has increased $97 thousand due to the increase in average overnight and short-term borrowings.
Other Income
For the third quarter of 2008, other income totaled $1.1 million as compared to $912 thousand for the third quarter of 2007, an increase of $156 thousand, or 17.1 percent.  In the first quarter of 2008, the Bank invested an additional $5 million in Bank Owned Life Insurance and realized additional income of $70 thousand in the third quarter of 2008 as compared to the same quarter of last year.
The Corporation recognized net securities gains of $104 thousand in the third quarter in 2008 while there were no securities gains or losses in the same quarter in 2007.
PGB Trust and Investments
PGB Trust and Investments generated $2.5 million in fee income in the third quarter of 2008, an increase of $237 thousand or 10.5 percent over the same quarter of 2007.  The increase reflects higher levels of revenue from higher-margin investment management fees, reduced lower-margin custody fees and higher estate management fees.

Other Expenses
The Corporation recorded other expense of $9.6 million and $8.1 million in the third quarters of 2008 and 2007, respectively, an increase of $1.5 million or 18.4 percent.  In the third quarter of 2008, salary and benefit expense increased by $1.1 million to $5.5 million from the third quarter in 2007.  This increase is due, in part, to the discontinuation of the Corporation’s defined benefit pension plan on May 12, 2008, which resulted in a final settlement contribution of $690 thousand when the employees received final distribution in September 2008.   Also, the Corporation amended its existing 401-K profit-sharing and investment plan to enhance the contributions to its salaried employees starting in May 2008.    In addition, the Corporation added new officers and support staff to carry out the Corporation’s strategic plan, paid higher salaries and incurred higher health care costs as compared to prior periods.  The Corporation expensed $82 thousand of stock-based compensation expense in the third quarter of 2008 as compared to $52 thousand in the same quarter of 2007.
Premises and equipment expense was $2.1 million, increasing $135 thousand or 6.8 percent from the year ago period, primarily due to the addition of the new Whitehouse Branch.  Advertising expenses were $254 thousand for the third quarter of 2008 as compared to $275 thousand for the same quarter in 2007, a decrease of $21 thousand or 7.6 percent.
ASSET QUALITY
Non-performing loans and other real estate owned totaled $5.0 million or 0.37 percent of total assets at September 30, 2008 as compared to $5.6 million or 0.42 percent of total assets at September 30, 2007.  While we have been successful in growing the commercial business, our conservative underwriting requirements remain unchanged.
The allowance for loan losses was $9.1 million or 0.88 percent of total loans at September 30, 2008 as compared to $7.1 million or 0.75 percent of total loans at September 30, 2007.  Net recoveries of $13 thousand were recorded in the third quarter of 2008 as compared to net charge-offs of $7 thousand recorded in the same quarter of 2007.
The provision for loan losses during the third quarter of 2008 was $780 thousand as compared to $125 thousand for the same quarter of 2007.  The higher provision reflects the increased percentage of commercial credits in relation to the entire loan portfolio.  In addition, Management has determined that a higher provision is prudent because of continued weakness in the housing markets.
Peapack-Gladstone Bank has no sub-prime loans or other high-interest rate loans to consumers with impaired or non-existent credit histories in its loan portfolios.
CAPITAL
At September 30, 2008, total shareholders’ equity was $105.9 million.  The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at September 30, 2008 were 8.76 percent, 12.41 percent and 13.36 percent, respectively.
The Corporation repurchased 12,952 of its common shares during the third quarter of 2008 under its stock buy back program.  A total of 120,500 shares have been repurchased since the program was originally announced in April 2005 and 29,500 shares are eligible to be repurchased under the program in the future.  The Board of Directors authorized another extension of the stock buyback program for an additional twelve months to April 15, 2009.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.4 billion as of September 30, 2008.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties.  Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions.  These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms.  Actual results may differ materially from such forward-looking statements.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, classification of securities to other-than-temporary impaired status, unanticipated costs in connection with new branch openings, deep declines in the direction of the economy in New Jersey, unexpected changes in interest rates, inability to manage growth in commercial loans, unexpected loan prepayment volume, unanticipated exposure to credit risks, insufficient allowance for loan losses, competition from other financial institutions, adverse effects of government regulation or different than anticipated effects from existing regulations, decline in the levels of loan quality and origination volume and decline in trust assets or deposits, and unexpected.  Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Nine Months
	Ended		Ended
	September 30,		September 30,
	2008	2007	2008	2007
Income Statement Data:
Interest Income	$17,912	$18,256	$53,869	$53,445
Interest Expense	5,759	9,369	19,785	27,564
Net Interest Income	12,153	8,887	34,084	25,881
Provision For Loan Losses	780	125	1,800	350
Net Interest Income After
Provision For Loan Losses	11,373	8,762	32,284	25,531
Trust Fees	2,489	2,252	7,639	6,853
Other Income	964	912	2,825	2,677
Securities Gains	104	-	483	382
Other Expenses	9,591	8,098	27,329	23,675
Income Before Income Taxes	5,339	3,828	15,902	11,768
Income Tax Expense	1,822	1,179	5,343	3,614
Net Income	$3,517	$2,649	$10,559	$8,154

Balance Sheet Data:
Total Assets			$1,368,898	$1,334,953
Federal Funds Sold and
Short-Term Investments			3,390	2,503
Securities Held To Maturity			86,327	49,684
Securities Available For Sale			152,830	266,420
Loans			1,036,379	943,356
Allowance For Loan Losses			9,088	7,112
Deposits			1,160,985	1,151,397
Borrowings			95,054	64,923
Shareholders’ Equity			105,852	107,137

Trust Division Assets under
Management (Market
Value, Not Included
Above)			$1,861,763	$2,068,589

Performance Ratios:
Return on Average Assets	1.04%	0.81%	1.04%	0.83%
Return on Average Equity	13.46	9.91	13.26	10.25

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months		At or For The Nine Months
	Ended		Ended
	September 30,		September 30,
Net Interest Margin
(Taxable Equivalent Basis)	3.92%	2.92%	3.63%	2.86%

Asset Quality:
Loans past due over 90 days
And Still Accruing			$-	$-
Non-Accrual Loans			3,804	5,613
Other Real Estate Owned			1,211	-
Net (Charge-Offs)/Recoveries	13	(7)	(212)	(6)

Asset Quality Ratios:
Allowance to Total Loans			0.88%	0.75%
Non-Performing Assets to
Total Assets			0.37	0.42
Non-Performing Loans to
Total Loans			0.37	0.60

Per Share Data:
Earnings Per Share (Basic)	$0.42	$0.32	$1.27	$0.98
Earnings Per Share (Diluted)	0.42	0.32	1.26	0.97
Book Value Per Share			12.77	12.89
Dividends Per Share			0.48	0.46

Capital Adequacy:
Tier I Leverage			8.76%	8.48%
Tier I Capital to Risk-
Weighted Assets			12.41	14.92
Tier I & II Capital to
Risk-Weighted Assets			13.36	15.89

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2008			September 30, 2007
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$202,248	$2,632	5.21%	$263,636	$3,431	5.21%
Tax-Exempt (1) (2)	44,121	643	5.83	55,041	717	5.21
Loans (2) (3)	1,019,791	14,903	5.85	917,599	14,179	6.18
Federal Funds Sold	716	3	1.94	11,116	149	5.36
Interest-Earning Deposits	2,085	10	1.91	706	9	4.99
Total Interest-Earning
Assets	1,268,961	$18,191	5.73%	1,248,098	$18,485	5.92%
Noninterest-Earning Assets:
Cash and Due from Banks	20,586			20,510
Allowance for Loan
Losses	(8,313)			(6,996)
Premises and Equipment	26,507			25,591
Other Assets	41,338			26,015
Total Noninterest-Earning
Assets	80,118			65,120
Total Assets	$1,349,079			$1,313,218

LIABILITIES:
Interest-Bearing Deposits
Checking	$146,673	$309	0.84%	$126,506	254	0.80%
Money Markets	397,778	1,896	1.91	384,013	3,778	3.94
Savings	66,586	102	0.61	68,796	118	0.69
Certificates of Deposit	372,465	2,991	3.21	396,529	4,855	4.90
Total Interest-Bearing
Deposits	983,502	5,298	2.15	975,844	9,005	3.69
Borrowings	58,076	461	3.18	35,578	364	4.09
Total Interest-Bearing
Liabilities	1,041,578	5,759	2.21	1,011,422	9,369	3.71
Noninterest Bearing
Liabilities
Demand Deposits	193,050			183,500
Accrued Expenses and
Other Liabilities	9,951			11,365
Total Noninterest-Bearing
Liabilities	203,001			194,865
Shareholders’ Equity	104,500			106,931
Total Liabilities and
Shareholders’ Equity	$1,349,079			$1,313,218
Net Interest Income		$12,432			9,116
Net Interest Spread			3.52%			2.21%
Net Interest Margin (4)			3.92%			2.92%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2008			June 30, 2008
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$202,248	$2,632	5.21%	$226,594	$2,703	4.77%
Tax-Exempt (1) (2)	44,121	643	5.83	58,617	828	5.65
Loans (2) (3)	1,019,791	14,903	5.85	992,032	14,309	5.77
Federal Funds Sold	716	3	1.94	849	5	2.15
Interest-Earning Deposits	2,085	10	1.91	14,406	76	2.10
Total Interest-Earning
Assets	1,268,961	18,191	5.73%	1,292,498	$17,921	5.55%
Noninterest-Earning Assets:
Cash and Due from Banks	20,586			20,731
Allowance for Loan
Losses	(8,313)			(7,771)
Premises and Equipment	26,507			26,484
Other Assets	41,338			25,984
Total Noninterest-Earning
Assets	80,118			65,428
Total Assets	$1,349,079			$1,357,926

LIABILITIES:
Interest-Bearing Deposits
Checking	$146,673	$309	0.84%	$136,649	$214	0.63%
Money Markets	397,778	1,896	1.91	394,267	1,848	1.87
Savings	66,586	102	0.61	65,993	100	0.61
Certificates of Deposit	372,465	2,991	3.21	396,969	3,642	3.67
Total Interest-Bearing
Deposits	983,502	5,298	2.15	993,878	5,804	2.34
Borrowings	58,076	461	3.18	45,975	391	3.40
Total Interest-Bearing
Liabilities	1,041,578	5,759	2.21	1,039,853	6,195	2.38
Noninterest Bearing
Liabilities
Demand Deposits	193,050			198,924
Accrued Expenses and
Other Liabilities	9,951			13,227
Total Noninterest-Bearing
Liabilities	203,001			212,151
Shareholders’ Equity	104,500			105,922
Total Liabilities and
Shareholders’ Equity	$1,349,079			$1,357,926
Net Interest Income		$12,432			$11,726
Net Interest Spread			3.52%			3.17%
Net Interest Margin (4)			3.92%			3.63%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
YEAR-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	September 30, 2008			September 30, 2007
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$220,120	$8,317	5.04%	$272,355	$10,375	5.08%
Tax-Exempt (1) (2)	53,153	2,248	5.64	56,041	2,196	5.22
Loans (2) (3)	998,228	43,917	5.87	893,319	40,962	6.11
Federal Funds Sold	4,891	115	3.14	14,664	585	5.32
Interest-Earning Deposits	8,081	134	2.20	773	30	5.25
Total Interest-Earning
Assets	1,284,473	54,731	5.68%	1,237,152	$54,148	5.84%
Noninterest-Earning Assets:
Cash and Due from Banks	20,708			22,112
Allowance for Loan
Losses	(7,850)			(6,888)
Premises and Equipment	26,488			25,044
Other Assets	31,954			26,500
Total Noninterest-Earning
Assets	71,300			66,768
Total Assets	$1,355,773			$1,303,920

LIABILITIES:
Interest-Bearing Deposits
Checking	$139,945	$733	0.70%	$133,954	$839	0.84%
Money Markets	399,367	6,392	2.13	377,922	11,283	3.98
Savings	65,780	301	0.61	70,520	365	0.69
Certificates of Deposit	391,047	11,137	3.80	390,621	14,246	4.86
Total Interest-Bearing
Deposits	996,139	18,563	2.48	973,017	26,733	3.66
Borrowings	48,390	1,222	3.37	28,939	831	3.83
Total Interest-Bearing
Liabilities	1,044,529	19,785	2.53	1,001,956	27,564	3.67
Noninterest Bearing
Liabilities
Demand Deposits	192,599			184,738
Accrued Expenses and
Other Liabilities	12,472			11,190
Total Noninterest-Bearing
Liabilities	205,071			195,928
Shareholders’ Equity	106,173			106,036
Total Liabilities and
Shareholders’ Equity	$1,355,773			$1,303,920
Net Interest Income		$34,946			$26,584
Net Interest Spread			3.15%			2.17%
Net Interest Margin (4)			3.63%			2.86%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include non-accrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.